UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2025

LAKELAND FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	0-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street,
Warsaw	,	Indiana	46580
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6144

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LKFN	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 16, 2025, Lakeland Financial Corporation (the "Company") announced that Stephanie R. Leniski, age 50, was appointed an Executive Vice President and the Chief Retail Banking Officer of the Company and Lake City Bank (the "Bank"), the Company's wholly owned subsidiary, effective January 15, 2025. Ms. Leniski joined the Bank in 2002 as Vice President and Manager of the Elkhart East office, was promoted to North Region Retail Banking Manager in 2012, was promoted to Senior Vice President, Retail Banking Manager in 2017, and was most recently promoted to lead the Retail Banking division in 2019. In compensation for her service, Ms. Leniski will receive an annual salary and shall be entitled to participate in all compensation and benefit plans available to the executive officers of the Company and the Bank pursuant to the terms of such plans.

The press release relating to Ms. Leniski's appointment issued on January 16, 2025 is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

99.1 Press Release issued by Lakeland Financial Corporation and Lake City Bank on January 16, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: January 16, 2025	By:	/s/ Lisa M. O’Neill
Lisa M. O’Neill
Executive Vice President
and Chief Financial Officer